VolitionRx Limited Announces Full Fiscal Year 2016 Financial Results and Business Update

NAMUR, Belgium, March 10, 2017 /PRNewswire/ -- VolitionRx Limited (NYSE MKT: VNRX) today announced financial results for the full fiscal year ended December 31, 2016.

Full Fiscal Year 2016 Company Highlights:

Clinical

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Pancreatic Cancer

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Initiated a study with the German Cancer Research Center (DKFZ) to evaluate Nu.QTM’s ability to detect pancreatic cancer. The study follows encouraging data from two previous pilot studies.

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Colorectal Cancer (CRC)

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Presented research demonstrating our Nu.QTM Colorectal Cancer Screening Triage Test's potential to reduce colonoscopies by 25% while maintaining almost 97% detection of colorectal cancer when combined with the Fecal Immunochemical Test (FIT) score.

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Announced collaboration with Hvidore Hospital at the University of Copenhagen in Denmark in a prospective clinical study under which an initial 30,000 blood samples will be collected from 30,000 patients who have tested negative in a national FIT CRC screening test, with an option to collect a further 60,000 blood samples (two blood samples from each of the same 30,000 patients at two year intervals).

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More recently in March 2017, we initiated a two-phase logistical study of our Nu.QTM CRC Triage Test. The study is in collaboration with The Danish Research Group on Early Detection of Colorectal Cancer and is a pathway design study to help the Danish government understand the logistics of launching our Nu.QTM Colorectal Cancer Screening Triage Test prior to rolling out the test nationwide.

Operational

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Strengthened leadership team with the appointments of Jason Terrell, M.D., as full-time Chief Medical Officer and Head of U.S. Operations; Louise Day as Chief Marketing and Communications Officer; and Philippe Willemsen, Ph.D., as Chief Operating Officer of Volition’s wholly-owned subsidiary, Belgian Volition SPRL. Additionally, in January 2017 we appointed Jasmine Kway, Ph.D., as Vice President of Asia.

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Acquired a new, 19,000 square foot custom-designed office building and research and development facility in the Crealys Science Park, Les Isnes in the Wallonia region of Belgium. The footprint of the new facility is an almost five-fold increase on our current space and will allow us to expand our research significantly. Volition plans to move into the new facility this month and celebrate with a Grand Opening event in April.

Regulatory

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Received CE Marking on its Nu.QTM Colorectal Cancer Screening Triage Test and multiple Nu.QTM biomarker assays, allowing their clinical use in all 28 European Union countries.

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Granted a fourth key U.S. patent for the Nucleosomics® platform’s ability to detect nucleosomes in blood circulation.

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Raised $24.9 million in net cash proceeds through public offerings in 2016, $13.1 million in March and a further $11.8 million in October.

Cameron Reynolds, President and Chief Executive Officer of Volition, said, “Volition had a year of remarkable success. We reached a series of significant clinical and operational milestones, enabling the Company’s transition into its commercial phase. Most notably, we received CE Marking on our Nu.QTM Colorectal Cancer Screening Triage Test in December 2016, allowing our commercial expansion into the European Union. Currently, FIT tests are the most frequently used front line tests for colorectal cancer screening across the European Union where 14 of the 28 member states have government-sponsored FIT screening programs. However, approximately 94.8% of people who test FIT-positive do not have colorectal cancer. With CE Marking in hand, we have the potential to reduce a significant number of unnecessary, expensive and invasive colonoscopies while also alleviating a substantially over-burdened healthcare system.”

Mr. Reynolds concluded, “2016 was a year of significant growth and advancement for Volition. The CE Mark signaled the initiation of Nu.QTM’s commercialization in the European Union and we continue to bolster our product pipeline through numerous ongoing trials. In the coming months we expect to present the results of the full 8,000 subject data set for our Nu.QTM Colorectal Cancer Screening Triage Test as well as results from our other ongoing trials. We also expect to announce additional trial commitments over the course of the year. I thank the dedicated Volition team for their tireless efforts and to whom I owe this remarkably successful year. We look forward to another year of continued success ahead.”

Full Fiscal Year 2016 Financial Results

For the year ended December 31, 2016, VolitionRx reported a net loss of $11.9 million, or $0.52 per share. This compares to a net loss of $9.5 million, or $0.54 per share for the year ended December 31, 2015.

Cash and cash equivalents as of December 31, 2016 totaled $21.7 million, compared with $5.9 million as of December 31, 2015 and $12.5 million as of September 30, 2016.

Conference Call

VolitionRx Limited will host a conference call today, March 10, 2017 at 8:30 a.m. ET to discuss its full fiscal year 2016 financial results and to provide an update on recent developments. To participate in the call, please dial 1-877-407-0789 (toll-free) in the U.S. and Canada, 0 800 756 3429 (toll-free) in the U.K., and 1-201-689-8562 (toll) internationally. A live audio webcast of the conference call will also be available via link from the investor relations page of Volition's corporate website at http://ir.volitionrx.com/. The conference ID is 13656572.

After the live audio webcast, the event will remain archived on Volition's website for one year. In addition, a telephone replay of the call will be available until March 24th, 2017. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13656572.

Please dial in at least 10 minutes prior to the scheduled conference call time to ensure timely participation.

About Volition

Volition is a multi-national life sciences company developing simple, easy to use blood-based cancer tests to accurately diagnose a range of cancers. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid -- an indication that disease is present.

As cancer screening programs become more and more widespread, our products aim to help to diagnose a range of cancers quickly, simply, accurately and cost effectively. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are currently centered in Belgium, with additional offices in London, New York, and Singapore, as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition's website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document. The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Day, Volition L.day@volitionrx.com +44 (0)7557 774620	Scott Powell, Volition S.powell@volitionrx.com +1 (646) 650 1351
Tirth Patel, Edison Advisors tpatel@edisongroup.com +1 (646) 653 7035	Rachel Carroll, Edison Advisors rcarroll@edisongroup.com +44 (0)20 3077 5711
Sarah Roberts, Vane Percy & Roberts sarah@vanepercy.com +44 (0)1737 821 890

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of the Company's bodily-fluid-based diagnostic tests, the results and developments of clinical studies, as well as the Company's ability to develop and successfully commercialize such test platforms for early detection of cancer. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations. Other risks and uncertainties include the Company's failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in the Company's development pipeline or any other diagnostic products the Company might develop; the Company will face fierce competition and the Company's intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.QTM and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.